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                                                                      EXHIBIT 11

                        THE GENERAL CHEMICAL GROUP INC.
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
                                  (UNAUDITED)

     Earnings per share were calculated as follows:

                                                                                      YEARS ENDED DECEMBER 31,
                                                                                    -----------------------------
                                                                                     1995       1996       1997
                                                                                    -------    -------    -------

Basic
     Total income used for basic earnings per share..............................   $21,093    $46,608    $56,315
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
     Weighted average common shares outstanding..................................    19,737     21,318     21,424
     Basic earnings per common share.............................................   $  1.07    $  2.19    $  2.63
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
Diluted
     Total income used for diluted earnings per share............................   $21,093    $46,608    $56,315
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
     Weighted average common shares outstanding..................................    19,737     21,318     21,424
     Weighted average common equivalent shares...................................     --           581      1,079
                                                                                    -------    -------    -------
     Weighted average common and common equivalent shares........................    19,737     21,899     22,503
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
     Diluted earnings per common share and common equivalent share...............   $  1.07    $  2.13    $  2.50
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------

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All prior period per share figures have been restated in accordance with FAS
128.

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